Exhibit 99.2

CSA Holdings, Corp.
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro-forma condensed financial statements give effect to the recapitalization transaction (the "Transaction") between CSA Holdings Inc., a Nevada corporation (formerly Asta Holdings, Corp.) ("CSA Holdings") and CSA, LLC, a Colorado limited liability company ("CSA").  Effective March 25, 2015 (the "Effective Date"), CSA Holdings ("we," "us," "our" and "Company") entered into a merger and exchange agreement (the "Agreement") with CSA Acquisition Subsidiary, LLC (the "Acquisition Subsidiary") and CSA. The Agreement was subsequently amended on June 30, 2015 (the "First Amendment") and August 17, 2015 (the "Second Amendment").  Upon the closing of the transaction contemplated under the Agreement (the "Merger"), Acquisition Subsidiary merged into and with CSA, and CSA, as the surviving limited liability company, became a wholly-owned subsidiary of the Company. The Merger closed as of September 4, 2015.

The merger between CSA Holdings and CSA has been accounted for as a reverse acquisition under the purchase method of accounting in accordance with the Statement of Financial Accounting Standards No. 141 “Business Combinations”.  The combination of the two companies is recorded as a recapitalization of CSA Holdings pursuant to which CSA Holdings is treated as the continuing entity.  Pursuant to the terms and conditions of the Agreement, the members who collectively own 100% of the issued and outstanding units of CSA immediately prior to the closing of the Merger exchanged their units for an aggregate of 69,980,020 shares of CSA Holdings common stock.

The closing of the Transaction also resulted in a deemed change of year end of CSA Holdings from July 31, being CSA Holdings’ fiscal year end prior to closing the Transaction to December 31, being CSA’s year end.

The unaudited pro forma condensed combined balance sheet as of June 30, 2015 is presented as if the Transaction between CSA Holdings and CSA had occurred on June 30, 2015.

The unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2015 for CSA Holdings and for the six months ended June 30, 2015 for CSA are presented as if the Transaction between CSA Holdings and CSA had occurred on June 30, 2015 and were carried forward through each of the aforementioned periods presented.

CSA Holdings Inc.
Unaudited Pro Forma Combined Balance Sheet

	Historical
	CSA Holdings Inc.	CSA, LLC			Pro Forma	Pro Forma
	At April 30, 2015	At June 30, 2015			Adjustments	Combined

Current assets:
Cash	$-	$12,120				$12,120
Accounts receivable	-	84,544				84,544
Due from Escrow	-	150,000	(c)		907,564	1,057,564
Other current assets	-	3,000				3,000
Total current assets	-	249,664			907,564	1,157,228

Loan receivable from Member	-	261,573				261,573
Property and equipment	-	128,991				128,991
Total assets	$-	$640,228			$907,56	$1,547,792

Current liabilities:
Accounts payable	$6,058	$102,789				$108,847
Accrued expenses	-	366,675	(d)		(12,538)	354,137
Due to related party	-	20,000				20,000
Loans from shareholder	35,350	-				35,350
Short term notes payable	-	400,000	(d)		(400,000)	-
Mandatorily redeemable units	-	400,000				400,000
Total current liabilities	41,408	1,289,464			(412,538)	918,334

Total liabilities	41,408	1,289,464			(412,538)	918,334

Shareholders' equity (deficit)
Members' contributions	-	589,057	(a)		(589,057)	-
Series A Convertible Preferred Stock			(c)	(d)	1,320	1,320
Common stock	9,680	-	(a)	(b)	90,584	100,264
Additional paid in capital	33,270	-	(a)	(b)	496,222	1,848,275
	-	-	(c)		906,657
			(d)		412,126
Subscription receivable	-	(2,250)	(a)		2,250	-
Retained deficit	(29,390)	(777,479)				(806,869)
Net loss	(54,968)	(458,564)				(513,532)
Total shareholders' equity (deficit)	(41,408)	(649,236)			1,320,102	629,458
Total liabilities and member's equity	$-	$640,228			$907,564	$1,547,792

See accompanying notes to the unaudited pro forma consolidated financial statements.

CSA Holdings Inc.
Unaudited Pro Forma Combined Statements of Operations

	Historical
	CSA Holdings Inc.	CSA, LLC
	Nine Months Ending	Six Months Ending	Pro Forma	Pro Forma
	April 30, 2015	June 30, 2015	Adjustments	Combined
Consolidated Statements of Operations data:
Revenues		$512,046		$512,046
Cost of revenues		298,904		298,904
Gross profit	-	213,142	-	213,142
Operating expenses:
Advertising and marketing		1,057		1,057
Payroll		435,079		435,079
Professional fees		40,006		40,006
Rent		28,604		28,604
Travel		37,910		37,910
Other	54,968	110,682		165,650
Depreciation expense		3,723		3,723
Total operating expenses	54,968	657,061	-	712,029
Loss from operations	(54,968)	(443,919)	-	(498,887)
Other income/(expense)		(14,645)		(14,645)
Net loss before non-controlling interest	(54,968)	(458,564)	-	(513,532)
Net loss attributable to non-controlling interests				-
Net loss attributable to CSA Holdings	$(54,968)	$(458,564)	$-	$(513,532)

See accompanying notes to the unaudited pro forma consolidated financial statements.

CSA Holdings Inc.
NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PRO FORMA PRESENTATION
On September 4, 2015, CSA Holdings completed the acquisition of CSA as follows:  Effective March 25, 2015 (the "Effective Date"), CSA Holdings entered into a merger and exchange agreement (the "Agreement") with the Acquisition Subsidiary and CSA. The Agreement was subsequently amended on June 30, 2015 (the "First Amendment") and August 17, 2015 (the "Second Amendment").  Upon the closing of the Transaction contemplated under the Agreement (the "Merger"), Acquisition Subsidiary merged into and with CSA, and CSA, as the surviving limited liability company, became a wholly-owned subsidiary of the Company. The Merger closed as of September 4, 2015.

Pursuant to the terms and conditions of the Transaction, the members who collectively own 100% of the issued and outstanding units of CSA immediately prior to the closing of the Transaction exchanged their units for an aggregate of 69,980,020 shares of our common stock.

Concurrent with the closing of the Transaction on September 4, 2015, CSA Holdings, pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") issued to 17 accredited investors, 907,564 shares of the Company's 5% Series A Convertible Preferred Stock (the "Series A Preferred Shares") at an original issue price of $1.00 per share (the "Stated Value") for an aggregate purchase price of $907,563.42 (the "Private Placement"). Concurrent with the closing of the Transaction on September 4, 2015, the holders of certain indebtedness of CSA in the principal amount of $460,500 plus accrued interest of $18,063 (the "Exchange Debt") agreed to exchange the Exchange Debt for shares of the Series A Preferred Shares on a dollar of dollar exchange price of $1.00 per share or 478,563 shares of 5% Series A Convertible Preferred Stock.  As of June 30, 2015, the accrued interest for the indebtedness was $12,539 resulting in a pro forma number of Series A Preferred Shares of 1,320,103 (Note 3).

The holders of Series A Preferred Shares will, at any time from and after six (6) months after the first issuance of any of the Series A Preferred Shares, be entitled to convert each Series A Preferred Share into shares of common stock at a conversion price of $0.25 per share, as adjusted. The Series A Preferred Shares contain provisions that protect their holders against dilution by adjustment of the purchase price in certain events such as stock dividends, stock splits and other similar events.

Following the closing of the Transaction on September 4, 2015 and in conjunction with the concurrent financing and the concurrent debt exchange, as described above, there are 1,386,127 shares of Series A Preferred Shares and 100,264,022 shares of CSA Holdings’ common stock outstanding.
The unaudited pro forma combined financial statements have been prepared by management for illustrative purposes and are not necessarily indicative of the combined consolidated financial position or results of operations in future periods or the results that actually would have been realized had CSA Holdings and CSA been a combined company during the specified periods.  The pro forma adjustments are based on preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable.

The unaudited pro forma condensed combined balance sheet as of June 30 2015, and the unaudited pro forma condensed combined statements of operations for the nine months ended April 30, 2015 for CSA Holdings, and for the six months ended June 30, 2015 for CSA, are based on the historical financial statements of the CSA Holdings and CSA after giving effect to the closing of the Transaction and of a financing that was undertaken by the Company concurrently with the Transaction, and the assumptions, reclassifications and adjustments described herein.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") and are expressed in US dollars.  They have been compiled using the significant accounting policies as set out in the audited financial statements of CSA for the year ended December 31, 2014.  Based on the review of the accounting policies of CSA and the CSA Holdings, there are no material accounting differences between the accounting policies of CSA and the CSA Holdings.

2.	PRO-FORMA ASSUMPTIONS AND ADJUSTMENTS

The accompanying unaudited pro forma combined financial statements have been prepared as if the acquisition was completed on June 30, 2015 for balance sheet and statement of operations purposes and reflect the following pro forma adjustments:

(a)	Pursuant to the terms and conditions of the Agreement, the members who collectively own 100% of the issued and outstanding units of CSA immediately prior to the closing of the Merger exchanged their units for an aggregate of 69,980,020 shares of our common stock.

(b)	Pursuant to the terms of the Agreement and immediately prior to the closing of the Merger, George Furlan cancelled 103, 300,010 shares of CSA Holdings common stock.

(c)	Concurrent with the closing of the Merger on September 4, 2015, the Company, pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) issued to 17 accredited investors, 907,564 shares of the Company’s 5% Series A Convertible Preferred Stock (the “Series A Preferred Shares”) at an original price of $1.00 per share (the “Stated Value”) for an aggregate purchase price of $907, 564 (the “Private Placement”).

(d)	Concurrent with the closing of the Merger on September 4, 2015, the holders of certain indebtedness of CSA in the principal amount of $460,500 plus accrued interest of $18,063 (the “Exchange Debt”) agreed to exchange the Exchange Debt for shares of the 5% Series A Convertible Preferred Stock (the “Series A Preferred Shares”) on a dollar of dollar price of $1.00 per share.

3.	PRO FORMA SHARE CAPITAL

Pro forma shares of the Company’s common and preferred shares as at June 30, 2015 have been determined as follows:
	Number of shares	Par value	Additional Paid-in Capital
Series A Preferred shares:

Issuance of preferred shares for cash	907,564	$907	$906,657
Issuance of preferred shares for debt conversion	400,000	400	399,600
Issuance of preferred shares for interest conversion	12,539	13	12,526

Pro forma balance, June 30, 2015	1,320,103	$1,320	$1,318,783

Common shares:

Issued and outstanding shares of CSA Holdings per Transfer Agent	133,584,012	$133,584	705,454
Issued shares of CSA Holdings to CSA unit holders in exchange at closing	69,980,020	69,980	369,563
Issued and outstanding common shares owned by Furlan cancelled concurrently with closing of Merger	(103,300,010)	(103,300)	(545,525)

Pro forma balance, June 30, 2015	100,264,022	$100,264	$529,492

4.	PRO FORMA LOSS PER SHARE

Pro forma basic and fully diluted loss per share for the six months ended June 30, 2015 have been calculated based on the weighted average number of shares of CSA Holdings’ preferred and common stock outstanding as shown in Note 3 above.

Basic pro forma loss per share computation:

Six months ended June 30, 2015
Numerator:
Pro forma net loss available to stockholders	$(513,532)

Denominator:

Pro forma weighted average common shares outstanding from Note 3 above	100,264,022

Basic pro forma loss per share	$(0.01)

Fully diluted pro forma loss per share computation1:

Six months ended June 30, 2015
Numerator:
Pro forma net loss available to stockholders	$(513,532)

Denominator:

Pro forma weighted average fully diluted shares outstanding from Note 3 above	100,264,022

Fully diluted pro forma loss per share[1]	$(0.01)

(1)	Each share of Series A Preferred is convertible into 4 shares of common stock but we did not add any anti-dilutive shares to the denominator for this pro-forma statement as we had a loss for the six months ended June 30, 2015.